Exhibit 99.1

For information, contact:

David Skipper, 281-836-8155

Archrock Partners Announces Pricing of Public Offering of Common Units

HOUSTON, August 3, 2017 - Archrock Partners, L.P. (NASDAQ:APLP) (the “Partnership”) announced today the pricing of an underwritten public offering of 4,000,000 common units representing limited partner interests in the Partnership (“common units”) at a public offering price of $13.75 per common unit. The underwriters have been granted a 30-day option to purchase up to an additional 600,000 common units from the Partnership at the public offering price less the underwriting discount. The offering is scheduled to close on August 8, 2017, subject to customary closing conditions.

The Partnership intends to use the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, to pay down borrowings outstanding under its revolving credit facility, which amounts may be re-borrowed in accordance with the terms of the facility, and for general partnership purposes.

J.P. Morgan, Wells Fargo Securities, BofA Merrill Lynch and RBC Capital Markets are acting as joint book-running managers for the offering. Citigroup, Goldman Sachs & Co. LLC and Scotia Howard Weil are acting as joint-lead managers for the offering. Regions Securities LLC, BB&T Capital Markets, Raymond James and SMBC Nikko are acting as co-managers for the offering.

The offering of these securities is being made only by means of the prospectus supplement and accompanying base prospectus as filed with the Securities and Exchange Commission (the “SEC”). Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the SEC’s website at www.sec.gov under the Partnership’s name or from the underwriters of the offering as follows:

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

(866) 803-9204

prospectus-eq_fi@jpmchase.com

Wells Fargo Securities, LLC

Attention: Equity Syndicate Department

375 Park Avenue

New York, New York, 10152

(800) 326-5897

cmclientsupport@wellsfargo.com

BofA Merrill Lynch

Attention: Prospectus Department

200 North College Street, 3rd Floor

Charlotte, North Carolina 28255-0001

(800) 294-1322

dg.prospectus_requests@baml.com

RBC Capital Markets, LLC

Attention: Equity Syndicate

200 Vesey Street, 8th Floor

New York, New York 10281

(877) 822-4089

equityprospectus@rbccm.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offer is being made only through the prospectus as supplemented, which is part of an effective registration statement on Form S-3 previously filed by the Partnership with the SEC.

About Archrock Partners

Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE:AROC) owns an equity interest in the Partnership, including all of the general partner interest.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the Partnership’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the Partnership’s proposed offering, the completion of such offering, the intended use of net proceeds from the proposed offering, and the impact of market conditions on such offering.

While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on the Partnership and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of the

Partnership’s customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in the Partnership’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, the Partnership expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.